Exhibit 5

G&C                                                                Jay Goldman
                                                     Direct Line: 416.595.2409
                                              E-mail: jgoldman@goodmancarr.com
                                                          File Number: 0000181




November 17, 2003

The Board of Directors of Altair Nanotechnologies Inc.
1725 Sheridan Avenue
Suite 140
Cody, Wyoming  82414


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3


We have acted as Ontario counsel to Altair Nanotechnologies Inc., a corporation incorporated under the laws of the Canada (the "Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3, File No. 333-110115, (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of common shares (the "Common Shares") of the Corporation for sale by the selling shareholders identified in the Registration Statement. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable to the Corporation as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

1. (a) the 619,047 Common Shares registered under the Registration Statement and described therein as being purchased by Vertical Ventures LLC on September 30, 2003;

         (b) the 287,715 Common Shares registered under the Registration Statement and described therein as being purchased by Omicron Master Trust on September 30, 2003 Trust; and

         (c) the 238,095 Common Shares registered under the Registration Statement and described therein as being purchased by Lionhart Aurora Fund Limited on September 30, 2003 Trust have been legally issued as fully paid and non-assessable shares; and

2. assuming such Common Shares are issued in compliance with the terms and conditions of the governing warrants, including receipt of the exercise price specified in the governing warrants, the Common Shares registered under the Registration Statement and issuable upon exercise of

         (a) the 309,524 Series 2003F warrants to purchase Common Shares described in the Registration Statement as having been acquired by Vertical Ventures LLC on September 30, 2003;

         (b) the 142,858 Series 2003F warrants to purchase Common Shares described in the Registration Statement as having been acquired by Omicron Master Trust on September 30, 2003;

         (c) the 119,048 Series 2003F warrants to purchase Common Shares described in the Registration Statement as having been acquired by Lionhart Aurora Fund Limited on September 30, 2003; and

         (d) the 631,882 Series 2003E warrants to purchase Common Shares described in the Registration Statement as having been acquired by Cranshire Capital, L.P. on September 12, 2003 will be legally issued as fully paid and non-assessable shares.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

Goodman and Carr LLP

/s/ Goodman and Carr LLP
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JG/jm